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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                           JURISDICTION OF
                                            INCORPORATION/                        % OF
               NAME                         ORGANIZATION                        OWNERSHIP
               ----                        ---------------                      ---------
dj Orthopedics, LLC                         Delaware                              100%
DJ Orthopedics Capital Corporation          Delaware                              100%
dj Orthopedics Development Corporation      Delaware                              100%
dj Orthopedics de Mexico S.A. de C.V.       Delaware                              100%
dj Ortho, Canada Inc.                       Canada                                100%
dj Orthopedics UK Limited                   United Kingdom                        100%
dj Orthopedics Deutschland GmbH             Germany                               100%